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                                                    ADOPTED--DECEMBER 19, 1990
                                                    AMENDED--FEBRUARY 27, 1991
                                      APPROVED BY SHAREHOLDERS--APRIL 17, 1991
                                                     AMENDED--OCTOBER 26, 1994
                                      APPROVED BY SHAREHOLDERS--APRIL 19, 1995
                                                     AMENDED--OCTOBER 23, 1996

                               THE STANLEY WORKS

                             1990 STOCK OPTION PLAN

                                   ARTICLE I.

                         PURPOSE AND SCOPE OF THE PLAN

         1.01 Purpose. The purpose of The Stanley Works 1990 Stock Option Plan (the "Plan") is to promote the long-term success of The Stanley Works and its subsidiaries by providing financial incentives to key employees who are in a position to make significant contributions toward such success. The Plan is designed to attract and retain key employees and to encourage them to acquire a proprietary interest in the Company and thereby to increase their personal interest in the long-term success of the Company.

         1.02 Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

         "Board of Directors" or "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation and Organization Committee of the Board, no member of which shall be an Employee.

         "Common Stock" means the common stock of the Company, par value $2.50 per share.

         "Company" means The Stanley Works, a Connecticut corporation.

         "Disability", as applied to a Grantee, means permanent and total disability as defined in Section 22(e)(3) of the Code.

         "Employee" means any full-time employee of the Company or any of its subsidiaries, as defined in Section 424(f) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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         "Fair Market Value" means the mean average of the high and the low price of a share of the Common Stock as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Common Stock on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

         "Grant Date", as used with respect to a particular Option, means the date on which such Option is granted by the Committee (or in certain cases, the Committee's delegate) pursuant to the Plan.

         "Grantee" means an individual to whom an Option has been granted by the Committee (or in certain cases, the Committee's delegate) pursuant to the Plan.

         "Immediate family members" of a Grantee means the Grantee's children, grandchildren and spouse.

         "Key Employee" means any Employee who, in the judgment of the Committee, is in a position to contribute significantly to the growth and prosperity of the Company.

         "Option" means an option, granted by the Committee (or in certain cases, the Committee's delegate) pursuant to Article II, to purchase shares of Common Stock.

         "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

         "Non-qualified Stock Option" means any Option other than an Incentive Stock Option.

         "Option Period" means the period beginning on the Grant Date and ending the day prior to the tenth anniversary of the Grant Date.

         "Plan" means The Stanley Works 1990 Stock Option Plan as amended from time to time.

         "Retirement", as applied to an Employee, shall have the meaning provided under the qualified pension plan applicable to such Employee.

         1.03  Aggregate Limitation.

                  (a) The aggregate number of shares of Common Stock with respect to which Options may be granted shall not exceed 6,175,000 shares, subject to adjustment in accordance with Section 3.04. No participant may receive, under the Plan, for any Calendar Year Options the aggregate of which shall exceed 50,000 shares, which is .8% of the shares authorized for issuance hereunder.

                  (b) Any shares of Common Stock to be delivered by the Company upon the
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exercise of Options shall be issued from the Company's authorized but unissued shares of Common Stock or from shares of Common Stock held in the treasury, at the discretion of the Board.

                  (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

         1.04 Administration of the Plan. The Plan shall be administered by the Committee, which shall determine Key Employees of the Company to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each such Option and the terms of such awards, and the waiver or acceleration thereof, taking into account the nature of the services rendered by the Employee, the Employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have the power to interpret the Plan and establish rules and regulations relating to it, to prescribe the terms and provisions of agreements for the grant of Options, to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable and to make all other determinations necessary or advisable in order to administer the Plan. The Committee shall also have the power to delegate to the Chief Executive Officer, the Chief Operating Officer, or the Secretary the power of the Committee hereunder, provided that such delegation does not include the power to grant to any Grantee an Incentive Stock Option nor the power to grant an Option to a Grantee who is an officer of the Company.

         1.05 Effective Date and Duration of Plan. The Plan became effective upon its adoption by the Board and was approved by the shareholders of the Company on April 17, 1991. Unless previously terminated by the Board, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board. The amendments to the Plan contained in Sections 1.02, 1.03, 1.04, 2.02(f), 2.02(g) and 2.02(h) are effective upon adoption by the Board only to grants of Options occurring on or after October 26, 1994, provided that such amendments to the Plan and any grant of Options after that date are subject to the approval of such amendments to the Plan by the Shareholders of the Company.

                                  ARTICLE II.

                                 STOCK OPTIONS

         2.01 Grant of Options. Key Employees shall be eligible to receive Options under the Plan. Directors who are not Employees shall not be eligible to receive Options.

                  Each Option shall be exercisable from time to time during such periods and in such manner and number of shares as determined by the Committee (or in certain cases the Committee's delegate) and set forth in the Agreement evidencing such Option. The date of exercise shall be the date on which notice thereof is received by the Company so long as


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payment is received by the Company at the same time or promptly thereafter.
The term of each Option shall be determined by the Committee (or in certain cases, the Committee's delegate), but in no event shall the term of an Option exceed ten (10) years.

         2.02  Option Requirements.

                  (a) Each Option shall be designated as an Incentive Stock Option or a Non-Qualified Stock Option and shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise and containing such terms and conditions consistent with the Plan as the Committee (or in certain cases, the Committee's delegate) may determine.

                  (b) An Option shall not be granted on or after the tenth anniversary of the date upon which the Plan is adopted by the Board or, if earlier, the tenth anniversary of the date upon which the Plan is approved by the shareholders of the Company.

                  (c) An Option shall not be exercisable after the expiration of the Option Period.

                  (d) The Committee (or in certain cases, the Committee's delegate) may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

                  (e) The option price per share of Common Stock shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date.

                  (f) An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, shall be exercisable only by the Grantee, except that the Committee (or in certain cases, the Committee's delegate) may:

                    (i) permit exercise, during the Grantee's lifetime, by the Grantee's guardian or legal representative;

                   (ii) permit transfer, upon the Grantee's death, to beneficiaries designated by the Grantee in a manner authorized by the Committee (or in certain cases, the Committee's delegate), provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from
                         Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of
                         Section 422(b)(5) of the Code; and

                  (iii) grant Non-qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships for such family members.



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                  (g) Upon the termination of a Grantee's employment by the
Company or any of its subsidiaries for any reason other than death, the Grantee may exercise an Option until the earlier of the expiration of its original term or:

                    (i) If such termination is due to Retirement, 3 months after such termination in the case of the exercise of an Incentive Stock Option, and such period of time as determined by the Committee (or in certain cases, the Committee's delegate) and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option;

                   (ii) If such termination is due to Disability, one 1 year after such termination in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee (or in certain cases, the Committee's delegate) and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option;

                  (iii) If such termination is for any other reason, 2 months after such termination; and

                   (iv)  An Incentive Stock Option not exercised within
                         3 months 12 months in the case of Disability or death) after the date of termination due to Disability, Retirement or death may be exercised within such period of time as determined by the Committee and set forth in the Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Non-qualified Stock Option) after the date of such termination but no longer will be eligible for the treatment afforded Incentive Stock Options under Section 422 of the Code.

                  Leaves of absence for such periods and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

                  (h) If a Grantee should die while employed by the Company or any subsidiary of the Company or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than the anniversary of the Grantee's death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Non- qualified Stock Option.

                  (i) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company at the time of such notice or promptly thereafter the full purchase price of the shares

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of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued as provided in Section 3.02 hereof or a combination of cash and/or such other form of property.

         2.03  Incentive Stock Option Requirements.

                  (a) An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.02, the conditions set forth in this
Section 2.03.

                  (b) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

                  (c) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                                  ARTICLE III.

                               GENERAL PROVISIONS

         3.01  Exercise of Options.

                  (a) No Option may be exercised prior to the approval of the Plan by the Company's shareholders.

                  (b) No Option may at any time be exercised with respect to a fractional share or exercised in part with respect to the lesser of 100 shares or the balance of the shares then covered by the Option. No fractional shares shall be issued and the Committee shall determine whether cash shall be paid in lieu of such fractional shares or such fractional shares shall be eliminated.

                  (c) No shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until payment in full of the option price is received by the Company in cash, by check or in stock as provided in Section 3.02 hereof or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the option price. Neither a Grantee nor such Grantee's legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such Option unless and until a


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certificate or certificates therefor is issued in his or her name or in the name of a person designated by him or her.

         3.02 Stock as Form of Exercise Payment. A Grantee may elect to use Common Stock valued at the Fair Market Value on the last business day preceding the exercise date to pay all or part of the exercise price of an Option, subject to such conditions as the Committee may impose through the adoption of rules or regulations or otherwise; provided, however, that such form of payment shall not be permitted unless at least one hundred 100 shares of Common Stock are delivered for such purpose and the shares delivered have been held by the Grantee for at least 6 months.

         3.03 Withholding Taxes for Awards. Each Grantee exercising an Option as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from such exercise is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3.

         3.04 Changes in Common Stock. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price, etc. of shares subject to Options, including appropriate adjustment in the maximum number of shares referred to in Section 1.03 of the Plan, as may be determined by the Committee.

         3.05  Change in Control.

                  (a) Upon the occurrence of a Change in Control (as hereinafter defined), all Options shall become immediately exercisable in full for the remainder of their terms and Grantees shall have the right to have the Company purchase their Options for cash for a period of thirty (30) days following a Change in Control at the Acceleration Price (as hereinafter defined).
                  (b)(1) The "Acceleration Price" is the excess over the exercise price of the highest of the following on the date of a Change in
Control:

                    (i) the highest reported sales price of a share of the Common Stock within the 60 days preceding the date of a Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                   (ii) the highest price of a share of the Common Stock reported in a Schedule 13D or an amendment thereto as paid within the 60 days preceding the date of the Change in Control,


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                  (iii)  the highest tender offer price paid for a share of the
                         Common Stock, and

                  (iv) any cash merger or similar price paid for a share of the Common Stock.

                      (2) For Incentive Stock Options, the Acceleration Price is limited to the spread between the Fair Market Value on the date of exercise and the option price.

                  (c) A "Change in Control" is the occurrence of any one of the following events:

                    (i) any "person," as such term is defined in Section 3(a)(9) and modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than a Grantee, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                   (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions specified in clause (i) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities;

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                   (iv)  the shareholders of the Company approve a plan of
                         complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                    (v) the Company consummates a merger, consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the
                         "Securities"), as described below:

                                  (A) If the rating of the Securities by both
                         Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

                                  (B) "Rating Agency" means either Standard &
                         Poor's Corporation or its successor ("S&P") or Moody's Investor Service, Inc. or its successor ("Moody's");

                                  (C) "BBB Minus" means, with respect to
                         ratings by S&P, a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

                                  (D) "BB Plus" means, with respect to ratings
                         by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below;

                                  (E) The Company shall take all reasonable
                         action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating


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                         available, a nationally-recognized investment banking
                         firm shall select a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

         3.06 Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions (including, without limitation, restrictions on transferability), in addition to those specifically provided in the Plan, as the Committee may impose.

         3.07 No Right to Employment. Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries nor shall anything in the Plan affect the right of the Company or any of its subsidiaries to terminate the employment of any Employee, with or without cause.

         3.08 Legal Restrictions. The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to permit the exercise of any Option.

         3.09 No Rights as Shareholders. No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

         3.10 Choice of Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.


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         3.11 Amendment, Suspension and Termination of Plan. The Board may at
any time terminate, suspend or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

                    (i) increase the aggregate number of shares which may be issued in connection with Options;

                   (ii)  change the Option exercise price;

                  (iii) increase the maximum period during which Options may be exercised;

                   (iv)  extend the effective period of the Plan; or

                    (v) materially modify the requirements as to eligibility for participation in the Plan.